Exhibit 99.15

FORM OF

PUT RIGHTS EXERCISE NOTICE

Pursuant to the Transactions Described in the Agreement and Plan of Merger and Combination, dated March 16, 2007, by and between Clayton Acquisition Corporation (“New Esmark”), Wheeling-Pittsburgh Corporation (“Wheeling-Pittsburgh”), Wales Merger Corporation, Esmark Incorporated and Clayton Merger, Inc. as amended October 22, 2007 (the “Agreement”), and in Accordance with the Wheeling-Pittsburgh Election Form (the “Election Form”). The Terms and Conditions of the Agreement are Incorporated Herein by Reference.

THE PUT RIGHTS WILL EXPIRE AT 5:00 p.m., PITTSBURGH TIME ON

November     , 2007

(THE “EXPIRATION DATE”).

This Exercise Notice must be completed and returned to the Paying Agent at one of its addresses set forth below.

The Paying Agent for the Put Rights is:

Computershare Inc.

By Mail:

Computershare

Wheeling-Pitt/Esmark Transaction

Attn: Corp Actions

P.O. Box 859208

Braintree, MA 02185-9208

By Overnight Delivery:

Computershare

Wheeling-Pitt/Esmark Transaction

Attn: Corp Actions

161 Bay State Drive

Braintree, MA 02184

Delivery of this Exercise Notice to an address other than as set forth above will not constitute a valid exercise of the Put Rights.

Other Information:

Questions or requests for assistance may be directed to

Innisfree M&A Incorporated (the “Information Agent”)

by telephone at 888-750-5834.

YOU MAY NOT TRANSFER OR SELL THE PUT RIGHTS

REGISTERED OWNER:

ADDRESS:

NUMBER OF PUT RIGHTS:

PUT RIGHTS EXERCISE NOTICE

Description of Shares.

Stockholder:
Number of shares of Wheeling-Pittsburgh Common Stock	[	]
Number of Shares for which Put Rights are being exercised.	[	]

Ladies and Gentlemen:

The undersigned hereby exercises its put rights with respect to the shares of Wheeling-Pittsburgh Common Stock as indicated above (the “Shares”) at a price of $20.00 per share, subject to, and in accordance with, the terms of the Agreement and Plan of Merger and Combination, dated March 16, 2007, by and between New Esmark, Wheeling-Pittsburgh Corporation (“Wheeling-Pittsburgh”), Wales Merger Corporation, Esmark Incorporated (“Esmark”) and Clayton Merger, Inc. as amended October 22, 2007 (the “Agreement”), and in accordance with the Wheeling-Pittsburgh Election Form, delivered by the undersigned, pursuant to which the undersigned elected to receive the put rights as consideration in connection with the combination of Wheeling-Pittsburgh and Esmark.

Unless otherwise indicated under “Special Delivery Instructions,” please mail the check for payment of the purchase price (and accompanying documents, as appropriate) to the address(es) of the registered holder(s) below.

IN THE EVENT THAT PUT RIGHTS EXERCISES ARE SUBJECT TO PRORATION PURSUANT TO THE AGREEMENT, YOU WILL BE DEEMED TO HAVE EXERCISED PUT RIGHTS TO THE FULLEST EXTENT OF THE PUT RIGHTS ALLOCATED TO YOU.

IN THE EVENT THAT THE COMBINATION IS NOT COMPLETED, THE PUT RIGHTS SHALL BE NULL AND VOID.

Submitted by:

STOCKHOLDER:

Signature

Signature of co-owner, if any

All registered owners must sign.

PUT RIGHTS EXERCISE NOTICE

Print Name

Address:

Date:

GUARANTEE OF SIGNATURE(S)

(SEE INSTRUCTIONS)

NAME OF FIRM

ADDRESS

AUTHORIZED SIGNATURE

NAME

AREA CODE AND TELEPHONE NO.

SPECIAL DELIVERY INSTRUCTIONS

To be completed ONLY if check(s) are to be mailed to an address different from that shown on the face of this Exercise Notice, please enter the alternate address below.

Address:

PUT RIGHTS EXERCISE NOTICE

INSTRUCTIONS

Forming Part of the Terms and Conditions of the Exercise Notice

1. Exercise of Put Rights. Any stockholder of New Esmark who validly elected to receive Put Rights in the combination of Wheeling-Pittsburgh and Esmark desiring to exercise Put Rights for all or any portion of that stockholder’s eligible shares should either:

(a) complete and deliver this Exercise Notice, or a facsimile thereof, and any other required documents to the Paying Agent; or

(b) request that stockholder’s bank, broker, dealer, trust company or other nominee effect the transaction for that stockholder. A stockholder having shares registered in the name of a bank, broker, dealer, trust company or other nominee must contact that person if that stockholder desires to exercise put rights for those shares.

2. Expiration Date. The put rights expire at 5:00 P.M. Pittsburgh time November     , 2007, (the “Expiration Date”).

3. Withdrawal. A stockholder may withdraw an Exercise Notice previously exercised at any time prior to the close of the Expiration Date. For a withdrawal to be effective, a written notice of withdrawal must be received in a timely manner by the Paying Agent at one of its addresses, and specify the name of the person exercising the Exercise Notice to be withdrawn, the number of Shares to be withdrawn and the name of the registered holder of the Shares to be withdrawn, if different from the name of the person who signed the Exercise Notice.

4. Guarantee of Signatures. If checks are to be sent to an address other than that shown at the top of this form, the signatures on this Exercise Notice must be guaranteed by a member firm of a registered national securities exchange or a commercial bank or trust company having an office, branch or agency in the United States, participating in a Medallion Program approved by the Securities Transfer Association, Inc.

5. Signatures; Authorization and Endorsements.

(a) If this Exercise Notice is signed by the registered holder of the Shares, the signatures(s) must correspond with the name(s) in which the Shares are registered.

(b) If the Shares are held of record by two or more joint holders, all such holders must sign this Exercise Notice.

(c) If any Shares are registered in different names it will be necessary to complete, sign and submit as many separate Exercise Notices as there are different registrations of Shares.

(d) When this Exercise Notice is signed by the registered holder(s) of the Shares listed, no endorsements of certificates or separate authorizations are required.

(e) If this Exercise Notice or any certificates or authorizations are signed by trustees, executors, administrators, guardians, attorneys in fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and must submit proper evidence satisfactory to the Paying Agent of their authority so to act.

6. Irregularities. All questions as to the validity, form, eligibility (including time of receipt) and acceptance of any Shares put will be determined by the Paying Agent in its sole discretion, whose determination shall be final and binding, subject to applicable law. New Esmark reserves the absolute right to reject any Exercise Notice that it determines not to be in proper form. New Esmark also reserves the absolute right, in its sole discretion, to

PUT RIGHTS EXERCISE NOTICE

INSTRUCTIONS (Cont.)

waive any defect or irregularity in any Exercise Notice of any particular stockholder, and New Esmark’s interpretations of the terms and conditions of the Agreement and these instructions will be final and binding. Unless waived, any defects or irregularities in connection with put Shares must be cured within such time as New Esmark shall determine. This Exercise Notice will not be deemed to have been exercised until all defects and irregularities have been cured or waived. None of New Esmark, the Paying Agent, or any other person shall be obligated to give notice of defects or irregularities in any Exercise Notice, nor shall any of them incur any liability for failure to give any such notice.

7. Exercise Void if the Combination is Not Completed. Any exercise of Put Rights will be void and of no effect if the combination of Wheeling-Pittsburgh and Esmark is not completed for any reason.

8. Special Delivery Instructions. The “Special Delivery Instructions” box on the Exercise Notice must indicate the name and address of the person(s) to whom the check comprising the purchase price is to be sent if different from the name and address of the person(s) signing the Exercise Notice. Filling in the box will NOT change your address for other mailings.

9. Form W-9. If the registered account does not have an accurate or updated taxpayer identification number (“TIN”), we have enclosed a Form W-9 with the Exercise Notice. If we did not include a Form W-9 and the check for payment is to be issued in the same name, you need take no further action to certify the TIN for the registered account. Under U.S. federal income tax law, any person submitting the Exercise Notice who has not previously certified the TIN relating to the registered account must provide to the Paying Agent and New Esmark his, her or its correct TIN, and certify that such TIN is true, correct and complete, on the enclosed Form W-9. If such TIN is not provided, a penalty of $50.00 may be imposed by the Internal Revenue Service and payments made may be subject to 28% backup withholding. The TIN to be provided is that of the person submitting the Exercise Notice. The TIN for an individual is generally his or her social security number.

Exempt persons (including, among others, all corporations and certain foreign individuals) are not subject to backup withholding and reporting requirements. A foreign individual may qualify as an exempt person by submitting a Form W-8, signed under penalties of perjury, certifying such individual’s foreign status. Such form can be obtained from the Paying Agent.

The signature and date endorsed on Form W-9 will serve to certify that the TIN and withholding information provided in such Form are true, correct and complete. See the attached Guidelines for Certification of Taxpayer Identification Number on Form W-9 for additional instructions.

If your payment is to be issued in a different name, you should submit a completed Form W-9 with your Election Form. If you need additional or replacement copies of Form W-9, please call the Paying Agent at (866) 469-6745.

IMPORTANT: THIS EXERCISE NOTICE (OR A MANUALLY SIGNED FACSIMILE HEREOF), TOGETHER WITH ANY REQUIRED SIGNATURE GUARANTEES, OR, IN THE CASE OF A BOOK-ENTRY TRANSFER, AN AGENT’S MESSAGE, AND ANY OTHER REQUIRED DOCUMENTS, MUST BE RECEIVED BY THE PAYING AGENT PRIOR TO THE EXPIRATION DATE.

DELIVERY OF THIS EXERCISE NOTICE TO AN ADDRESS OTHER THAN AS SET FORTH ON THE FIRST PAGE OF THIS PUT EXERCISE NOTICE WILL NOT CONSTITUTE A VALID DELIVERY TO THE PAYING AGENT.

PUT RIGHTS MAY ONLY BE EXERCISED BY A STOCKHOLDER WHO MADE A VALID ELECTION FOR SUCH RIGHTS ON THE ELECTION FORM DELIVERED TO WHEELING-PITTSBURGH STOCKHOLDERS IN CONNECTION WITH THE AGREEMENT.